EXHIBIT 99.1

PRESS RELEASE

                VISIONICS RAISES $20 MILLION IN PRIVATE PLACEMENT
Company Well-Positioned to Meet Increased Demand for Identification Technologies

MINNETONKA, MINNESOTA AND JERSEY CITY, NEW JERSEY - October 11, 2001 - Visionics Corporation (Nasdaq: VSNX), the worldwide leader in identification technologies and systems, announced today that it has completed a $20 million private placement of common stock.

"We are pleased to welcome our new institutional investors into the Visionics family," said Dr. Joseph J. Atick, chairman and CEO of Visionics Corporation. "The Company is uniquely positioned in the marketplace with a suite of biometric solutions ranging from core facial recognition technology to fingerprint live scan systems, mobile identification systems and a scalable platform for the delivery of biometric technology. This new investment positions us well to respond to the anticipated demand for all of our product offerings. It provides us with the working capital and needed resources to propel our growth and maximize shareholder value," he added.

Under terms of the financing, Visionics sold approximately 1.8 million shares at $11.10 per share, representing a 10% discount to market close on Thursday, October 4th, which was $12.34 per share. The financing commitments for the private placement were obtained on Friday, October 5th and all fund transfers were completed as of October 11th.

ABOUT VISIONICS CORPORATION
Visionics Corporation (Nasdaq:VSNX) is the worldwide leader in identification technologies and systems. The Company is uniquely positioned with a comprehensive set of biometric identification product offerings: FaceIt(R), live scan, IBIS and BNP. The award-winning core FaceIt(R) technology enables a broad range of products and applications built by partners (OEMs, VARs and system integrators). These include enhanced CCTV systems, identity fraud applications and identity verification systems for physical and network security, travel and banking. The TENPRINTER and FingerPrinter CMS live scan systems are the most widely used by government agencies, law enforcement, airports, banks and other commercial institutions in the US. IBIS is a revolutionary mobile identification system capable of capturing both forensic quality fingerprints and photographs for transmission and wireless transmitting the data to law enforcement and other legacy databases for real-time identification. Finally, the BNP is the only commercially available platform for delivering scalable biometric solutions. It incorporates FaceIt(R) technology for implementation over large-scale networks and real-time identification. The product offerings are reflective of Visionics' leadership position in the biometric industry and commitment to the innovation of identification technologies.

More information on Visionics can be accessed via the Company web site at http://www.visionics.com or by calling Frances Zelazny, Director of Corporate Communications at +1 201-332-9213.

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THE SECURITIES ISSUED PURSUANT TO THE PRIVATE PLACEMENT HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED ON THE BASIS OF SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE MADE BASED ON MANAGEMENT'S BELIEFS, AS WELL AS ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO, MANAGEMENT PURSUANT TO THE "SAFE-HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FOR A MORE COMPLETE DESCRIPTION OF THESE AND OTHER RISK FACTORS WHICH MAY AFFECT THE FUTURE PERFORMANCE OF VISIONICS CORPORATION, SEE "RISK FACTORS" IN DIGITAL BIOMETRICS' ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDED SEPTEMBER 30, 2000 AND ITS QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED JUNE 30, 2001, FORM 8-K DATED FEBRUARY 15, 2001 AND THE RELATED FORM 8-K/A, ALL OF WHICH HAVE BEEN FILED WITH THE SEC.

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